                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                EXCHANGE ACT OF 1934 (AMENDMENT NO.           )

     Filed by the Registrant [X]
     Filed by a Party other than the Registrant [ ]
     Check the appropriate box:
     [ ] Preliminary Proxy Statement       [ ] Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
     [X] Definitive Proxy Statement
     [ ] Definitive Additional Materials
     [ ] Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12


                            CARRIZO OIL & GAS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
     [X] No fee required.
     [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(l) and
         0-11.

     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

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     (5) Total fee paid:

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     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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

                                 [CARRIZO LOGO]

April 21, 1998

Dear Fellow Shareholder:

     You are cordially invited to attend the Annual Meeting of Shareholders of Carrizo Oil & Gas, Inc. (the "Company") to be held at 10:00 a.m. on Wednesday, May 20, 1998 at the Houston Marriott Westside, 13210 Katy Freeway, Houston, Texas.

     This booklet includes the notice of the meeting and the proxy statement, which contains information about the Board and its committees and personal information about the nominees for the Board. Other matters on which action is expected to be taken during the meeting are also described.

     We hope you will find it convenient to attend in person. Whether or not you expect to attend, to assure representation at the meeting and the presence of a quorum, please date, sign and promptly mail the enclosed proxy in the return envelope provided.

     A copy of the Company's 1997 Annual Report to Shareholders is also enclosed.

                                            Sincerely,

                                            /s/  S. P. Johnson
                                            S. P. JOHNSON IV
                                            Chief Executive Officer

                            CARRIZO OIL & GAS, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 20, 1998

To The Shareholders of
Carrizo Oil & Gas, Inc.:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Carrizo Oil & Gas, Inc. (the "Company") will be held at the Houston Marriott Westside, 13210 Katy Freeway, Houston, Texas, on Wednesday, May 20, 1998 at 10:00 a.m. for the following purposes:

     (1) to elect six members to the Board of Directors for the ensuing year;

     (2) to approve the appointment of Arthur Andersen LLP as independent public accountants of the Company for the fiscal year ending December 31, 1998; and

     (3) to transact such other business as may properly come before the meeting.

     The Company has fixed the close of business on April 16, 1998 as the record date for determining shareholders entitled to notice of, and to vote at, such meeting or any adjournment thereof.

     You are cordially invited to attend the meeting in person. Even if you plan to attend the meeting, you are requested to mark, sign, date and return the accompanying proxy as soon as possible.

                                            By Order of the Board of Directors

                                            /s/ FRANK. A. WOJTEK
                                            Frank A. Wojtek
                                            Secretary

April 21, 1998
14811 St. Mary's Lane, Suite 148
Houston, TX 77079

                            CARRIZO OIL & GAS, INC.
                        14811 ST. MARY'S LANE, SUITE 148
                              HOUSTON, TEXAS 77079

                                PROXY STATEMENT

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Carrizo Oil & Gas, Inc., a Texas corporation (the "Company"), to be voted at the 1998 Annual Meeting of Shareholders (the "Annual Meeting") to be held at the Houston Marriott Westside, 13210 Katy Freeway, Houston, Texas on Wednesday, May 20, 1998 at 10:00 a.m., and any and all adjournments thereof.

     This statement and the accompanying form of proxy are first being mailed to shareholders on or about the week of April 21, 1998. In addition to the solicitation of proxies by mail, regular officers and employees of the Company may, without additional compensation, solicit the return of proxies by mail, telephone, telegram or personal contact. The Company will pay the cost of soliciting proxies in the accompanying form. The Company will reimburse brokers or other persons holding stock in their names or in the names of their nominees for their reasonable expenses in forwarding proxy material to beneficial owners of stock.

VOTING SECURITIES

     Shareholders of record as of April 16, 1998, the record date for determining persons entitled to notice of, and to vote at, the Annual Meeting, are entitled to vote on all matters at the Annual Meeting and at any adjournments thereof. On that date, the issued and outstanding capital stock of the Company consisted of 10,375,000 shares of Common Stock, par value $0.01 per share (the "Common Stock"), and 306,225 shares of 9% Series A Preferred Stock, par value $.01 per share (the "Series A Preferred Stock"). No other class of stock is outstanding. Each share of Common Stock is entitled to one vote on each matter submitted to a vote of shareholders. The Series A Preferred Stock will not be entitled to vote at the Annual Meeting and generally has no right to vote for directors or on other matters except in certain specified circumstances or as required by law. Cumulative voting is not allowed. The holders of a majority of the shares entitled to vote at the Annual Meeting, represented in person or by proxy, constitute a quorum for the transaction of business at the Annual Meeting.

     All duly executed proxies received prior to the Annual Meeting will be voted in accordance with the choices specified thereon and, in connection with any other business that may properly come before the meeting, in the discretion of the persons named in the proxy. As to any matter for which no choice has been specified in the proxy, the shares represented thereby will be voted by the persons named in the proxy, to the extent applicable, (1) for the election as a director of each nominee listed herein; (2) for the appointment of Arthur Andersen LLP as independent public accountants of the Company for the fiscal year ending December 31, 1998; and (3) in the discretion of the persons named in the proxy in connection with any other business that may properly come before the meeting. A shareholder giving a proxy may revoke it at any time before it is voted at the Annual Meeting by delivering written notice to the Secretary of the Company or by delivering a properly executed proxy bearing a later date. A shareholder who attends the Annual Meeting may, if he or she wishes, vote by ballot at the Annual Meeting and that vote will cancel any proxy previously given. Attendance at the Annual Meeting will not in itself, however, constitute the revocation of a proxy.

     Proxies indicating shareholder abstentions will be counted for purposes of determining whether there is a quorum at the Annual Meeting, but will not be voted on any matter and therefore will have the same effect as a vote against a matter, except in the case of director elections, which are determined by a plurality of votes cast, as to which those abstentions will have no effect. Shares represented by "broker nonvotes" (i.e., shares held by brokers or nominees for which instructions have not been received from the beneficial owners or persons entitled to vote and for which the broker or nominee does not have discretionary power to vote on a particular matter) will be counted for purposes of determining whether there is a quorum at the Annual Meeting, but will not be voted on any matter, and thus will be disregarded in the calculation of "votes cast" with respect to that matter (even though those shares may be considered as entitled to vote or be voted on other matters). Votes cast by proxy or in person at the Annual Meeting will be counted by the persons appointed as election inspectors for the Annual Meeting.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

     The table below sets forth information concerning (i) the only persons known by the Company, based on statements filed by such persons pursuant to
Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), to own beneficially in excess of 5% of the Common Stock as of April 1, 1998 and (ii) the shares of Common Stock beneficially owned, as of April 1, 1998, by each director, the nominee for director, the Chief Executive Officer and the three other executive officers who were serving at the end of the Company's last fiscal year and by all executive officers and directors collectively. Except as indicated, each individual has sole voting power and sole investment power over all shares listed opposite his name.

                                                              AMOUNT AND NATURE OF
                                                              BENEFICIAL OWNERSHIP
                                                         -------------------------------
                                                                                PERCENT
                                                                               OF COMMON
                                                                               STOCK(2)
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                  NUMBER OF SHARES      (ROUNDED)
---------------------------------------                  ----------------      ---------
Directors and Executive Officers:
  S. P. Johnson IV.....................................       783,085(3)          7.5%
  Frank A. Wojtek......................................     1,273,721(3)         12.3%
  George Canjar........................................       111,060(4)          1.1%
  Ken Trahan...........................................        49,977(4)            *
  Steven A. Webster....................................     1,547,882(3)(6)      14.9%
  Douglas A. P. Hamilton...............................       800,796(3)          7.7%
  Paul B. Loyd, Jr. ...................................     1,429,256(3)         13.8%
  Executive Officers and Directors as a Group (7
     persons)..........................................     5,995,777(8)         56.9%
  Roberto Marsella.....................................       208,764(9)          2.0%
  Kenneth Huff.........................................       441,694(10)         4.3%
  DAPHAM Partnership, L.P. ............................       395,960(3)(11)      3.8%
  The Douglas A. P. Hamilton 1997 GRAT.................       200,000(3)(12)      1.9%

---------------

  *  Less than one percent.

 (1) Except as described in note 3 below or otherwise noted and pursuant to applicable community property laws, each shareholder has sole voting and investment power with respect to the shares beneficially owned. The business address of each director and executive officer is c/o Carrizo Oil & Gas, Inc., 14811 St. Mary's Lane, Suite 148, Houston, Texas 77079.

 (2) The table includes shares of Common Stock that can be acquired through the exercise of options, warrants or convertible securities within 60 days. The percent of the class owned by each person has been computed assuming the exercise of all options, warrants and convertible securities deemed to be beneficially owned by that person, and assuming that no options, warrants or convertible securities held by any other person have been exercised.

 (3) Pursuant to a Shareholders' Agreement dated January 8, 1998 among the Company, S.P. Johnson IV, Frank A. Wojtek, Steven A. Webster, Douglas A. P. Hamilton, Paul B. Loyd, Jr., DAPHAM Partnership, L.P., the Douglas A. P. Hamilton 1997 GRAT, Enron Capital & Trade Resources Corp. and Joint Energy Development Investments II Limited Partnership, certain shareholders of the Company may be deemed to have formed a group pursuant to Rule 13d-5(b)(1) promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Nothing herein shall constitute an affirmance that any such group exists; however, such group could be deemed to have beneficial ownership, for purposes of Sections 13(d) and 13(g) of the Exchange Act, of all equity securities of the

     Company beneficially owned by such parties. Such parties would, as of April 1, 1998, be deemed to beneficially own an aggregate of 6,373,834 shares (61.4%). Each party to the Shareholders' Agreement listed above disclaims beneficial ownership of any common stock owned by the other parties to the Shareholders' Agreement.

 (4) Consists of 111,060 options exercisable within 60 days of April 1, 1998.

 (5) Consists of 49,977 options exercisable within 60 days of April 1, 1998.

 (6) Shares shown represent 1,491,016 shares of Common Stock owned by Mr. Webster and 56,866 shares owned by Cerrito Partners, of which Mr. Webster is one of three general partners and could be deemed to share voting and dispositive power with the other general partners. However, Mr. Webster does not admit to having such power and disclaims the beneficial ownership of the Common Stock held by Cerrito Partners.

 (7) Does not include (i) 395,960 shares of Common Stock beneficially owned by DAPHAM Partnership, L.P., the limited partner of which is a charitable remainder trust of which Mr. Hamilton, his wife and children are among the beneficiaries, (ii) 200,000 shares of Common Stock beneficially owned by the Douglas A.P. Hamilton 1997 GRAT, of which Mr. Hamilton is the sole beneficiary until October 2002 and (iii) 14,472 shares of Common Stock beneficially owned by certain trusts established for the benefit of Mr. Hamilton's children, and for each of which Mr. Hamilton's wife serves as trustee. Mr. Hamilton disclaims beneficial ownership of all of such shares.

 (8) Includes 161,037 options exercisable within 60 days of April 1, 1998.

 (9) Includes 15,563 shares of Common Stock owned by Mr. Marsella's wife. Mr. Marsella disclaims beneficial ownership of such shares.

(10) Shares shown represent (i) 395,960 shares owned directly by DAPHAM Partnership, L.P., of which Mr. Huff is the general partner, and (ii) 45,734 shares owned by Mr. Huff. The business address of Mr. Huff is 9256
     N. Pelham Parkway, Milwaukee, Wisconsin 53217.

(11) The address of DAPHAM Partnership, L.P. is 462 Broadway, Second Floor, New York, New York 10013.

(12) The address of the Douglas A.P. Hamilton 1997 GRAT is 900 Third Avenue, New York, New York 10022, and its trustee is Mr. Kim E. Baptiste.

                                   PROPOSAL I

                             ELECTION OF DIRECTORS

     The persons designated as proxies in the enclosed proxy card intend, unless the proxy is marked with contrary instructions, to vote for the following nominees as directors to serve until the 1999 Annual Meeting of Shareholders and until their successors have been duly elected and qualified: Mr. S.P. Johnson IV; Mr. Frank A. Wojtek; Mr. Steven A. Webster; Mr. Douglas A.P. Hamilton; Mr. Paul B. Loyd, Jr.; and Mr. Roberto Marsella. The Board of Directors has no reason to believe that any nominee for election as a director will not be a candidate or will be unable to serve, but if for any reason one or more of these nominees is unavailable as a candidate or unable to serve when election occurs, the persons designated as proxies in the enclosed proxy card, in the absence of contrary instructions, will in their discretion vote the proxies for the election of any of the other nominees or for a substitute nominee or nominees, if any, selected by the Board of Directors. The affirmative vote of a plurality of the votes cast by holders entitled to vote in the election of directors at the Annual Meeting is required for the election of each nominee for director.

NOMINEES

     The following sets forth information concerning the six nominees for election as directors at the Annual Meeting, including information as to each nominee's age as of April 1, 1998, position with the Company and business experience during the past five years.

     S. P. Johnson IV, age 42, has served as the President, Chief Executive Officer and a director of the Company since December 1993. Prior to that, he worked 15 years for Shell Oil Company. His managerial positions included Operations Superintendent, Manager of Planning and Finance and Manager of Development Engineering. Mr. Johnson is a Registered Petroleum Engineer and has a B.S. in Mechanical Engineering from the University of Colorado.

     Frank A. Wojtek, age 41, has served as the Chief Financial Officer, Vice President, Secretary, Treasurer and a director of the Company since 1993. In addition, from 1992 to 1997, Mr. Wojtek was the Assistant to the Chairman of the Board of Reading & Bates Corporation ("Reading & Bates", an offshore drilling company). Mr. Wojtek also holds the positions of Vice President and Secretary/Treasurer for Loyd & Associates, Inc. (a private financial consulting and investment banking firm). Mr. Wojtek held the positions of Vice President and Chief Financial Officer of Griffin-Alexander Drilling Company from 1984 to 1987, Treasurer of Chiles-Alexander International Inc. from 1987 to 1989 and Vice President and Chief Financial Officer of India Offshore Inc. from 1989 to 1992, all of which are companies in the offshore drilling industry. Mr. Wojtek is a Certified Public Accountant and holds a B.B.A. in Accounting from the University of Texas.

     Steven A. Webster, age 46, has been the Chairman of the Board of the Company since June 1997 and has been a director of the Company since 1993. Mr. Webster is Chief Executive Officer, President and a director of R&B Falcon Corporation ("R&B Falcon"), an offshore drilling company that was created by the merger of Falcon Drilling Company Inc. ("Falcon") and Reading & Bates. Mr. Webster was the Chairman and Chief Executive Officer of Falcon, an offshore drilling company, and its predecessor companies from 1988 until such merger in December 1997. Mr. Webster is also a director of Grey Wolf, Inc. (an onshore drilling company), Crown Resources Corporation (a precious metals mining company), Geokinetics, Inc. (a seismic acquisition and geophysical services company) and Ponder Industries, Inc. (a mining company). He is a trust manager of Camden Property Trust (a real estate investment trust). Mr. Webster holds an M.B.A. degree from Harvard Business School.

     Douglas A. P. Hamilton, age 51, has been a director of the Company since 1993, Falcon from 1992 to 1997 and R&B Falcon since December 1997. Mr. Hamilton has since 1979 been the President of Anatar Investments, Inc., a diversified investment capital firm with active investments in oil and gas and offshore contract drilling and is a co-owner of the French Culinary Institute, a cooking school in New York City. Mr. Hamilton has a degree from the University of North Carolina and completed the PMD program at Harvard Business School.

     Paul B. Loyd, Jr., age 51, has been a Director of the Company since 1993. Mr. Loyd is the Chairman of the Board of R&B Falcon. Mr. Loyd was Chairman of the Board and Chief Executive Officer of Reading & Bates from 1991 to 1997 and President of Reading & Bates from 1993 to 1997. Mr. Loyd has been President of Loyd & Associates, Inc., a financial consulting firm, since 1989. Mr. Loyd was Chief Executive Officer and a director of Chiles-Alexander International, Inc. from 1987 to 1989, President and a director of Griffin-Alexander Drilling Company, from 1984 to 1987, and prior to that, a director and Chief Financial Officer of Houston Offshore International, all of which are companies in the offshore drilling industry. Mr. Loyd is also a director of Wainoco Oil Corporation. Mr. Loyd served as President of the Company from its inception in September 1993 until December 1993. Mr. Loyd holds an M.B.A. degree from Harvard Business School.

     Roberto Marsella, age 33, has been with Deutsche Morgan Grenfell, the investment banking subsidiary of Deutsche Bank, since 1996. He is a Managing Director in the Structured Finance Division. From 1990 to 1996, Mr. Marsella was with UBS Securities, the investment banking subsidiary of Union Bank of Switzerland, most recently as a Managing Director in the Investment Banking Department. Mr. Marsella holds an M.B.A. from the Leonard School of Business of the New York University and a B.B.A. from L. Bocconi University in Milan, Italy.

COMPENSATION OF NON-EMPLOYEE DIRECTORS

     Directors not employed by the Company or any of its subsidiaries ("Outside Directors") receive an annual retainer of $7,500. Directors who are also employees of the Company receive no payment for serving as directors. All directors are reimbursed for travel and lodging expenses of attending meetings. Under the

Company's Incentive Plan (the "Incentive Plan"), each current Outside Director has been granted options to purchase 10,000 shares of Common Stock. Thereafter, each additional Outside Director will be automatically granted nonqualified options to purchase 10,000 shares of Common Stock on the date that person first becomes an Outside Director of the Company. In addition, each Outside Director serving on the day after the date of the annual meeting of shareholders will automatically be granted options to purchase an additional 2,500 shares of Common Stock, subject to the availability for issuance of those shares under the Incentive Plan. During the fiscal year ended December 31, 1997, options to purchase 10,000 shares were granted to each of Messrs. Webster, Hamilton and Loyd at an exercise price per share of $11.00. Each option granted to an Outside Director will (i) have a ten-year term, (ii) have an exercise price equal to the fair market value of a share of Common Stock on the date of grant and (iii) become exercisable in cumulative annual increments of one-third of the total number of shares of Common Stock subject thereto, beginning on the first anniversary of the date of grant.

BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

     The Board of Directors of the Company held three meetings during the fiscal year ended December 31, 1997, and transacted business on three occasions during the fiscal year by unanimous written consent.

     The Board of Directors has an Audit Committee which, during the fiscal year ended December 31, 1997, consisted of Messrs. Wojtek, Hamilton and Loyd. The function of the Audit Committee is to meet with the internal financial staff of the Company and the independent public accountants engaged by the Company to review (i) the scope and findings of the annual audit, (ii) quarterly financial statements, (iii) accounting policies and procedures and the Company's financial reporting, and (iv) the internal controls employed by the Company. The Audit Committee also recommends to the Board of Directors the independent public accountants to be selected to audit the Company's annual financial statements, and reviews the fees charged for audits and for any nonaudit engagements. The Committee's findings and recommendations are reported to management and the Board of Directors for appropriate action. The Audit Committee did not meet during fiscal 1997.

     The Board of Directors has a Compensation Committee which consists of Messrs. Webster, Hamilton and Loyd whose function is to consider and act upon management's recommendations to the Board of Directors on salaries, bonuses and other forms of compensation for the Company's executive officers and certain other key employees. The Compensation Committee has been appointed by the Board of Directors to administer the Company's stock option plans. The Compensation Committee held one meeting and transacted business by unanimous written consent on one occasion during fiscal 1997.

     The Board of Directors does not have a standing Nominating Committee.

     During the fiscal year ended December 31, 1997, each director attended at least 75% of the aggregate of the total number of Board of Directors' meetings and of meetings of committees of the Board of Directors on which he served.

SECTION 16(A) REPORTING DELINQUENCIES

     Section 16(a) of the Exchange Act requires that the Company's executive officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, file reports of ownership and changes of ownership with the Securities and Exchange Commission (the "SEC"). Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all such forms they file.

     Based solely on its review of the copies of such forms received by the Company, and on written representations by the Company's officers and directors regarding their compliance with the filing requirements, the Company believes that during the fiscal year ended December 31, 1997, all reports required by
Section 16(a) to be filed by its directors, officers and greater than 10% beneficial owners were filed on a timely basis.

COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth the annual, long-term and total compensation for the Company's (i) Chief Executive Officer for the fiscal years ended December 31, 1997 and 1996 and (ii) its other three executive officers (collectively, the "Named Executives") for the fiscal year ended December 31, 1997.

                           SUMMARY COMPENSATION TABLE

                                                                                LONG-TERM
                                                                               COMPENSATION
                                 ANNUAL COMPENSATION                              AWARDS
                                ---------------------                          ------------
                                                            OTHER ANNUAL          STOCK            ALL OTHER
NAME AND                YEAR    SALARY($)    BONUS($)    COMPENSATION($)(1)     OPTIONS(#)     COMPENSATION($)(2)
PRINCIPA                ----    ---------    --------    ------------------    ------------    ------------------
S. P. Johnson IV        1997    $187,500      $  500                --           100,000             $3,000
  President and Chief
  Executive Officer     1996    $180,000          --                --                --                 --
Frank A. Wojtek         1997    $ 56,250      $  500                --            40,000             $  750
  Chief Financial
  Officer, Vice
  President,
  Secretary and
  Treasurer
George Canjar           1997    $132,000      $4,500                --           138,825(3)          $2,430
  Vice President of
  Exploration
  Development
Kendall A. Trahan       1997    $109,471      $  500                --            83,295(3)          $1,350
  Vice President of
  Land

---------------

(1) For the fiscal years 1996 and 1997, the Named Executives did not receive any annual compensation not properly categorized as salary or bonus, except for certain perquisites and other personal benefits which are not shown because the aggregate amount of such compensation, if any, for each Named Executive during each of those fiscal years did not exceed the lesser of $50,000 or 10% or total salary and bonus reported for that Named Executive.

(2) For the fiscal year 1997, all other compensation consists of contributions of $3,000, $750, $2,430 and $1,350 by the Company under its 401(k) Plan for Mr. Johnson, Mr. Wojtek, Mr. Canjar and Mr. Trahan, respectively.

(3) As adjusted for the 521-for-1 stock split that occurred on June 5, 1997.

OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information concerning Options/SAYS granted during fiscal 1997 to the Named Executives:

                                         INDIVIDUAL
                                           GRANTS                                        POTENTIAL REALIZABLE
                                        ------------                                       VALUE AT ASSUMED
                          NUMBER OF      % OF TOTAL                                      ANNUAL RATES OF STOCK
                          SECURITIES    OPTIONS/SAYS     EXERCISE                       PRICE APPRECIATION FOR
                          UNDERLYING     GRANTED TO      OR BASE                            OPTION TERM(2)
                         OPTIONS/SAYS   EMPLOYEES IN      PRICE                         -----------------------
                          GRANTED(#)    FISCAL YEAR    ($/SHARE)(1)   EXPIRATION DATE     5%($)       10%($)
                          -----------   ------------   ------------   ---------------   ---------   -----------
S. P. Johnson IV.......    100,000         22.6%          $11.00         08/11/07        692,000     1,753,000
Frank A. Wojtek........     40,000          9.0%          $11.00         08/11/07        276,800       701,200
George Canjar..........    138,825(3)      31.4%          $ 3.60(3)      08/01/07        314,302       796,856
Kendall A. Trahan......     83,295(3)      18.8%          $ 3.60(3)      03/01/08        213,235       555,578

---------------

(1) The exercise price of the options granted is equal to the market value of the Company's Common Stock on the date of grant.

(2) Potential realizable value of each grant assumes that the market price of the underlying security (based upon the value of the Common Stock on the date of grant) appreciates at annualized rates of 5% and 10% over the term of the award. Actual gains, if any, on stock option exercises are dependent on the future performance of Common Stock and overall market conditions. There can be no assurance that the amounts reflected on this table will be achieved.

(3) As adjusted for the 521-for-1 stock split that occurred on June 5, 1997.

AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

     The following table sets forth information with respect to the unexercised options to purchase the Common Stock held by the Named Executives at December 31, 1997. None of the Named Executives exercised any stock options during the fiscal year ended December 31, 1997.

                                                       NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                      UNDERLYING UNEXERCISED               IN-THE-MONEY
                          SHARES                            OPTIONS AT                      OPTIONS AT
                         ACQUIRED       VALUE            FISCAL YEAR-END              FISCAL YEAR-END($)(2)
                            ON         REALIZED    ----------------------------    ----------------------------
                        EXERCISE(#)     ($)(1)     EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
                        -----------    --------    -----------    -------------    -----------    -------------
S. P. Johnson IV.....          --           --           --          100,000              --              --
Frank A. Wojtek......          --           --           --           40,000              --              --
George Canjar........          --           --       83,295           55,530         355,948         237,299
Kendall A. Trahan....          --           --       33,318           49,977         142,379         213,569

---------------

(1) Value realized is calculated based on the difference between the option exercise price and the closing market price of the Company's Common Stock on the date of exercise, multiplied by the number of shares underlying the options.

(2) Value of unexercised in-the-money options is calculated based upon the difference between the option price and the closing price of the Company's Common Stock at fiscal year-end, multiplied by the number of shares underlying the options. The closing price of the Company's Common Stock, as reported on the NASDAQ Stock Market on December 31, 1997 was $7.875.

CERTAIN TRANSACTIONS

  The Combination Transactions

     Prior to the close of its initial public offering, the Company conducted its operations through a number of affiliated entities that were combined in a series of transactions (the "Combination Transactions") at the time of the closing of the Company's initial public offering (the "IPO"). Prior to completion of the IPO, the shareholders of the Company were Steven A. Webster, S.P. Johnson IV, Frank A. Wojtek, Douglas A.P. Hamilton and Paul B. Loyd, Jr. (the "Founders"), each of whom is an officer and/or a director of the Company, Cerrito Partners, a partnership of which Mr. Webster is a general partner, and DAPHAM Partnership L.P., the limited partner of which is a charitable remainder trust of which the beneficiaries include Mr. Hamilton and his wife and children. Carrizo Production, Inc. was a corporation that was owned by the Founders. The officers and directors of the Company also served in the same capacity for Carrizo Production, Inc. Carrizo Production, Inc. was the general partner of and held a 1.42% before payout/28.82% after payout interest in Encinitas Partners Ltd. The remaining partnership interests in Encinitas Partners Ltd. were held by limited partners, including the Founders. The Company held a 50% general partner interest in La Rosa Partners Ltd. The remaining 50% interest in La Rosa Partners Ltd. was held by the Founders (other than Mr. Wojtek) as limited partners. The Company was the general partner and held a 13.33% before payout/ 31.67% after payout interest in Carrizo Partners Ltd.; the remaining partnership interests in Carrizo Partners Ltd. were held by limited partner investors that included S.P. Johnson IV who, as a special limited partner, was entitled to a 0.001% prepayout and 25% after payout interest. The Company owned a 50% general partner interest in Placedo Partners Ltd., and Carrizo Partners Ltd. held the remaining 50% limited partner interest in Placedo Partners Ltd. Encinitas Partners Ltd. owned the Company's interest in the Encinitas/Kelsey Project, the Midway Project and the East McFaddin Project. Carrizo Partners Ltd. owned the Company's interest in the Camp Hill Project as well as a 50% interest in Placedo Partners Ltd. La Rosa Partners Ltd. owned the Company's interest in the La Rosa Project. Placedo Partners Ltd. owned an interest in the Placedo Project. Carrizo Production, Inc. owned the general partner interest in Encinitas Partners Ltd. All of the Company's other assets were owned by the Company. The operations of all of these entities were managed through the same management team.

     The Combination Transactions included the following: (i) Carrizo Production, Inc. merged into the Company (the "Carrizo Production Merger"), and the outstanding shares of capital stock of Carrizo Production, Inc. converted into an aggregate of 343,000 shares of Common Stock; (ii) the Company acquired Encinitas Partners Ltd. in two steps: (a) the Company acquired the Founder's limited partner interests in Encinitas Partners Ltd. for an aggregate consideration of 468,533 shares of Common Stock (the "Founder's Purchase Transaction") and (b) Encinitas Partners Ltd. merged into the Company (the "Encinitas Merger"), and the outstanding partnership interests in Encinitas Partners Ltd. converted into an aggregate of 860,699 shares of Common Stock;
(iii) La Rosa Partners Ltd. merged into the Company (the "La Rosa Merger"), and the outstanding partnership interests in La Rosa Partners Ltd. converted into an aggregate of 48,700 shares of Common Stock; and (iv) Carrizo Partners Ltd. merged into the Company (the "Carrizo Partners Merger"), and the outstanding partnership interests in Carrizo Partners Ltd. converted into an aggregate of 569,068 shares of Common Stock. As a result of the Carrizo Partners Merger, the Company will own all of the partnership interests in Placedo Partners Ltd. Each of the Combination Transactions closed concurrently with the closing of the IPO. The determination of the number of shares of Common Stock that were issued to the various parties in the Combination Transactions was made by management of the Company based upon the following four valuation criteria for the assets attributable to each party: (i) PV-10 Values of proved reserves; (ii) estimates of discounted net asset values that gave effect to all assets (rather than proved reserves only) for all of management's then proposed projects; (iii) projected 1997 cash flows; and (iv) projected 1998 cash flows.

     An aggregate of 2,290,000 shares of Common Stock were issued in connection with the Combination Transactions. Mr. Webster received 77,175 shares of Common Stock in the Carrizo Production Merger, 132,721 shares of Common Stock in the Founder's Purchase Transaction and 14,610 shares of Common Stock in the La Rosa Merger, and Cerrito Partners, of which Mr. Webster is a general partner, received 31,127 shares of Common Stock in the Encinitas Merger. Mr. Johnson received 34,300 shares of Common Stock in the Carrizo Production Merger, 46,075 shares of Common Stock in the Founder's Purchase Transaction, 4,870 shares of Common Stock in the La Rosa Merger and 176,840 shares of Common Stock in the Carrizo Partners Merger. Mr. Wojtek received 77,175 shares of Common Stock in the Carrizo Production Merger and 24,296 shares of Common Stock in the Founder's Purchase Transaction. Mr. Hamilton received 77,175 shares of Common Stock in the Carrizo Production Merger, 132,721 shares of Common Stock in the Founder's Purchase Transaction and 14,610 shares of Common Stock in the La Rosa Merger. Mr. Loyd received 77,175 shares of Common Stock in the Carrizo Production Merger, 132,721 shares of Common Stock in the Founder's Purchase Transaction and 14,610 shares of Common Stock in the La Rosa Merger. Mr. Marsella received 105,602 shares of Common Stock in the Carrizo Partners Merger and 85,599 shares of Common Stock in the Encinitas Merger.

  Master Technical Services Agreement

     In August 1996, the Company entered into the Master Technical Services Agreement (the "MTS Agreement") with Reading & Bates Development Co. ("R&B Development"), which was a subsidiary of Reading & Bates and is now a subsidiary of R&B Falcon. Paul B. Loyd, Jr., a director of the Company, was the Chairman of the Board, Chief Executive Officer and President and a director of Reading & Bates and is currently the Chairman of R&B Falcon. Steven A. Webster is the Chief Executive Officer and President of R&B Falcon. Under the MTS Agreement, the Company provides certain engineering and technical services to R&B Development in connection with R&B Development's technical service, procurement and construction projects in offshore drilling and floating production, and the Company is paid an amount generally equal to the salaries of its personnel that provide such services, pro rata based on the amount of time that is spent providing such services. The Company was paid $117,726 for services provided during 1997 under the MTS Agreement and expects to continue to perform services under the contract. The MTS Agreement may generally be terminated by either party upon five days prior written notice to the other party.

  Amounts Paid by the Company to Certain Officers and Directors

     Between December 1993 and December 1996, the Company issued promissory notes to certain officers and directors of the Company in consideration of funds advanced to the Company by such officers and directors to assist the Company in its operations. The Company borrowed $1.8 million from Douglas A. P. Hamilton on May 31, 1997. The Company used the proceeds of this loan to make principal repayment on such promissory notes in the amount of $600,000 to each of Messrs. Loyd and Wojtek on May 31, 1997 and to Mr. Webster on June 3, 1997. The remaining amounts outstanding under such promissory notes was paid in full out of the proceeds of the IPO as was the May 1997 note to Mr. Hamilton. The total principal amount paid on such promissory notes was $115,916 to Paul B. Loyd, Jr.; $115,916 to Steven A. Webster; $59,250 to Frank A. Wojtek and $2,515,916 to Douglas A. P. Hamilton. The amounts paid on such promissory notes, including accrued interest, were as follows: $201,980 to Paul B. Loyd, Jr.; $199,461 to Steven A. Webster; $134,920 to Frank A. Wojtek and $2,642,487 to Douglas A. P. Hamilton.

     In addition, between February 1997 and March 1997, La Rosa Partners, Ltd. issued promissory notes in favor of certain officers and directors of the Company, in consideration of funds advanced to La Rosa Partners, Ltd. by such officers and directors to assist La Rosa Partners, Ltd. in its operations. Each of such promissory notes was paid in full out of the proceeds of the IPO. The total principal amount paid on such promissory notes was $30,000 to Paul B. Loyd, Jr.; $30,000 to Steven A. Webster; $15,000 to Frank A. Wojtek and $30,000 to Douglas A. P. Hamilton. The amount paid on such promissory notes, including accrued interest, were as follows: $31,127 to Paul B. Loyd, Jr.; $31,194 to Steven A. Webster; $15,560 to Frank A. Wojtek and $31,175 to Douglas A. P. Hamilton.

  Financial/Accounting Services Agreement

     In March 1994, the Company entered into the Financial/Accounting Services Agreement (the "Services Agreement"), effective as of December 1, 1993, with Loyd & Associates, Inc. ("Loyd & Associates"), a private financial consulting and investment banking firm. Paul B. Loyd, Jr. serves as President and owns 92.5% of the stock of Loyd & Associates, and Frank A. Wojtek serves as Vice President and Secretary/Treasurer and owns 7.5% of the stock of Loyd & Associates. Under the Services Agreement, Loyd & Associates provided, on an as-needed basis and at market rates, financial consulting, accounting and administrative services to the Company, Carrizo Partners Ltd. and Placedo Partners Ltd. The Services Agreement also provided for reimbursement to Loyd & Associates of certain expenses. Total payments for services rendered were $38,113 in 1997. The Services Agreement terminated at the closing of the IPO.

  Agreements with the Company's Current Shareholders

     During 1997, the Company entered into tax indemnification agreements with the Founders that provide for, among other things, the indemnification of the Founders for any losses or liabilities with respect to any additional taxes (including interest, penalties and legal fees) resulting from the Company's and Carrizo Production, Inc.'s operations during the period in which each was an S Corporation. Also during 1997, the Company entered into a registration rights agreement with the Founders and DAPHAM Partnership, L.P. that, among other things, grants to such persons three demand registrations and three additional demand registrations for certain offerings registered on SEC Form S-3, as well as certain piggy-back registration rights for other registrations effected by the Company.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     The Company's executive compensation programs are designed to attract and retain highly qualified executives and to motivate them to maximize shareholder returns. The Company's executive compensation program is intended to provide competitive compensation levels and incentive pay levels that vary based on corporate and individual performance.

     There are three basic components to the Company's current compensation system: base pay; annual incentive compensation in the form of a cash bonus; and long-term equity-based incentive compensation. Each component is addressed in the context of individual and Company performance and competitive conditions. In determining competitive compensation levels, the Company analyzes data that includes information regarding the general oil and natural gas exploration and production industry.

     Actual individual awards and changes in remuneration to the individual executives are determined by the Compensation Committee. The Chief Executive Officer works with the Compensation Committee in the design of the plans and makes recommendations to the Committee regarding the salaries and bonuses of Company employees that report directly to him. Grants or awards of stock, including stock options, are individually determined and administered by the Compensation Committee.

     Base Pay. Base pay is designed to be competitive with salary levels for comparable executive positions at other oil and natural gas exploration and production companies and the Compensation Committee reviews such comparable salary information as one factor to be considered in determining the base pay for the Company's executive officers. Other factors the Compensation Committee considers in determining base pay for each of the executive officers are that officer's responsibilities, experience, leadership, potential future contribution, and demonstrated individual performance. The types and relative importance of specific financial and other business objectives vary among the Company's executives depending on their positions and the particular operations and functions for which they are responsible. The Compensation Committee also considers the Company's earnings levels and progress in implementing its business strategy in establishing base salary increases for executives. The employment contracts of the executive officers provide that base pay is to be reviewed at least annually and shall be increased at any time and from time to time, and that any increase shall be substantially consistent with increases in base salary generally awarded in the ordinary course of business to executives of the Company. The salaries of Messrs. Johnson and Canjar were adjusted on October 1, 1997 to take into account the length of their full-time employment with the Company.

     Annual Bonus. The annual bonus is determined by the Compensation Committee. The employment contracts with the executive officers contemplate annual bonus awards in an amount comparable to the annual bonus of other Company executives, taking into account the individual's position and responsibilities. In addition, Mr. Canjar receives certain overriding royalty interests on prospects he generates as a further incentive in his role as Vice President of Exploration Development. The Compensation Committee determined that, for 1997, it was their preference to compensate the executive officers primarily in the form of long-term equity-based compensation i.e. with stock options rather than cash bonuses. Therefore, the only bonuses awarded the executives were de minimis cash awards as were awarded to all full time employees of the Company. Additionally, Mr. Canjar was awarded a $4,000 bonus related to 1996 that was paid in early 1997.

     Long-Term Equity-Based Compensation. To date, the Company has relied primarily upon stock option awards to provide long-term incentives for executives. Prior to the Company's IPO, the shareholders and the Board of Directors of the Company approved the Company's Incentive Plan. The objectives of the Incentive Plan are to (i) attract and retain the services of key employees, qualified independent directors and qualified consultants and other independent contractors and (ii) encourage a sense of proprietorship in and stimulate the active interest of those persons in the development and financial success of the Company by making awards designed to provide participants in the Incentive Plan with proprietary interest in the growth and performance of the Company. Long-term equity-based compensation is tied to shareholder return.

     Under the Company's Incentive Plan, long-term incentive compensation consists of stock options, which generally have a ten-year term and vest in thirty-three percent increments in each of the three years following the date of the grant. The exercise price of stock options granted is equal to the fair market value of the Common Stock on the date of grant; accordingly, executives receiving stock options are rewarded only if the market price of the Common Stock appreciates. Stock options are thus designed to align the interests of the Company's executives with those of its shareholders by encouraging executives to enhance the value of the Company and, hence, the price of the Common Stock and each shareholder's return.

     In 1996 and 1997, the Company granted 138,825 and 83,295 options to Messrs. Canjar and Trahan, respectively, as set forth in the table captioned "Option/SAR Grants in the Last Fiscal Year" contained in this proxy statement. These options vest according to a two-year vesting schedule. The Company made these grants in order to induce these two executives to accept employment with the Company and to provide the employees with incentives to work towards the Company's success. Subsequent to the closing of its IPO, the Company granted a total of 220,000 options to key employees, including a total of 140,000 options granted to Messrs. Johnson and Wojtek, as set forth in the table captioned "Option/SAR Grants in the Last Fiscal Year" contained in this proxy statement. Those options vest at a rate of 33 1/3% per year, with the first 33 1/3% vesting on August 11, 1998.

     The Company may periodically grant new options to provide continuing incentive for future performance. In making the decision to grant additional options, the Compensation Committee would expect to consider factors such as the size of previous grants and the number of options held. In determining whether to grant executive officers stock options under the Plan, the Compensation Committee considers factors, including that executive's current ownership stake in the Company, the degree to which increasing that ownership stake would provide the executive with additional incentives for future performance, the likelihood that the grant of those options would encourage the executive to remain with the Company and the value of the executive's service to the Company.

     Compensation of the Chief Executive Officer. The Compensation Committee based the compensation of the Company's Chief Executive Officer, Mr. Johnson, on the same considerations described above for other executive officers. The Compensation Committee increased Mr. Johnson's base salary on October 1, 1997 to take into account the length of his full-time employment with the Company. For the reasons discussed above with respect to all executive officers, Mr. Johnson received the same year-end cash bonus as all other executive officers of the Company.

     Concurrently with the Company's IPO, Mr. Johnson was granted options to purchase 100,000 shares of Common Stock at an exercise price of $11.00 per share. The Compensation Committee believes the size of this initial award was consistent with grants made to other personnel and was appropriate given Mr. Johnson's significant efforts in connection with the founding and development of the Company.

     Executive compensation is an evolving field. The Compensation Committee monitors trends in this area, as well as changes in law, regulation and accounting practices, that may affect either its compensation practices or its philosophy. Accordingly, the Committee reserves the right to alter its approach in response to changing conditions.

                                            The Compensation Committee

                                            Steven A. Webster
                                            Douglas A.P. Hamilton
                                            Paul B. Loyd, Jr.

SECTION 162(m) OF THE INTERNAL REVENUE CODE.

     Section 162(m) of the Internal Revenue Code of 1986, as amended, generally limits (to $1 million per covered executive) the deductibility for federal income tax purposes of annual compensation paid to a company's chief executive officer and each of its other four most highly compensated executed officers. All options granted under the Company's Incentive Plan in fiscal year 1997 will qualify for an exemption from the application of Section 162(m) of the Code, thereby preserving the deductibility for federal income tax purposes of compensation that may be attributable to the exercise of such options.

EMPLOYMENT ARRANGEMENTS

     The Company has entered into employment agreements with each executive officer listed below. The following chart shows the current annual base salaries that the executive officers listed therein will be paid by the Company.

NAME AND CURRENT POSITION                                     ANNUAL SALARY
-------------------------                                     -------------
S. P. Johnson IV............................................    $210,000
  President and Chief Executive Officer
Frank A. Wojtek.............................................    $150,000
  Chief Financial Officer
Kendall A. Trahan...........................................    $135,000
  Vice President of Land
George Canjar...............................................    $150,000
  Vice President of Exploration & Development

     Prior to the completion of the IPO, the Company entered into employment agreements with each of Mr. S. P. Johnson IV and Mr. Frank A. Wojtek which provides for an annual base salary, as adjusted October 1, 1997, in an amount not less than $210,000 (previously $180,000) in the case of Mr. Johnson and $150,000 in the case of Mr. Wojtek.

     The Company and Mr. Kendall A. Trahan have entered into an employment agreement pursuant to which Mr. Trahan serves as the Company's Vice President of Land and which provides for an annual base salary in an amount not less than $135,000. The agreement continues and revises a previously granted stock option, such that he has the option to purchase up to 83,295 shares of the Company's Common Stock at an aggregate exercise price of $300,000. These options vest according to a two-year vesting schedule.

     The Company and Mr. George Canjar have entered into an employment agreement, pursuant to which Mr. Canjar serves as the Company's Manager of Exploration Development and which provides for an annual base salary, as adjusted October 1, 1997, in an amount not less than $150,000 (previously $126,000). The agreement includes a provision that entitles Mr. Canjar to an undivided 0.5% overriding royalty interest, proportionately reduced to the Company's working interest, in all oil, gas and other minerals that may be produced and saved from prospects generated by Mr. Canjar. The agreement continues and revises a previously granted stock option, such that he has the option to purchase up to 138,825 shares of the Company's Common Stock at an aggregate exercise price of $500,000. These options vest according to a two-year vesting schedule.

     Each of the employment agreements of Mr. Johnson, Mr. Wojtek, Mr. Trahan and Mr. Canjar has an initial three-year term provided that at the end of the second year of such initial term and on every day thereafter, the term of each such employment agreement will automatically be extended for one day, such that the remaining term of the agreement shall never be less than one year. Under each agreement, both the Company and the employee may terminate the employee's employment at any time. Upon termination of employment on account of disability or if employment is terminated by the Company for any reason (except under certain limited circumstances defined as "for cause" in the agreement), or if employment is terminated either (x) by the employee subsequent to a change of control (as defined and including certain terminations prior to a change of control if caused by a person involved in precipitating a change of control) or
(y) by reason of death during a sixty day period following the elapse of one year after such a change of control ("window period") or with good reason (as defined), under the agreement the employee will generally be entitled to (i) an immediate lump sum cash payment equal to 150% (375% if termination occurs after a change of control) of his annual base salary that would have been payable for the remainder of the term of the applicable agreement discounted at 6%, (ii) continued participation in all the Company's welfare benefit plans and continued life insurance and medical benefits coverage and (iii) the immediate vesting of any stock options or restricted stock previously granted to such employee and outstanding as of the time immediately prior to the date of his termination, or a cash payment in lieu thereof. If employment terminates due to death of the employee and other than in a window period, the Company will pay a sum equal to the amount of the employee's annual base salary for the remaining term of the agreement, reduced by the amount payable under any life insurance policies to the extent that such amounts are attributable to premiums paid by the Company. The salaries in each of these agreements are subject to periodic review and provide for increases consistent with increases in base salary generally awarded to other executives of the Company. Each agreement entitles the employee to participate in all of the Company's incentive, savings, retirement and welfare benefit plans in which other executive officers of the Company participate. The agreements each provide for an annual bonus in an amount comparable to the annual bonus of other Company executives, taking into account the individual's position and responsibilities.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     In June 1997, the Company established the Compensation Committee of the Board of Directors, comprised of Messrs. Webster, Hamilton and Loyd. In the past, matters with respect to the compensation of executive officers of the Company were determined by the nonemployee members of the Board of Directors as a whole.

     Messrs. Webster, Hamilton and Loyd are among the founders of the Company, and are parties to certain transactions involving the Company. For a description of such transactions, see "Certain Transactions."

PERFORMANCE GRAPH

     The following graph presents a comparison of the yearly percentage change in the cumulative total return on the Common Stock over the period from August 6, 1997, the date of the Company's initial public offering, to December 31, 1997, with the cumulative total return of the S&P 500 Index and of the American Stock Exchange Natural Resource Industry Index of publicly traded companies over the same period. The graph assumes that $100 was invested on August 6, 1997 in the Common Stock at its initial public offering price of $11.00 per share and in each of the other two indices and the reinvestment of all dividends, if any.

     The graph is presented in accordance with SEC requirements. Shareholders are cautioned against drawing any conclusions from the data contained therein, as past results are not necessarily indicative of future financial performance.

                     COMPARISON OF CUMULATIVE TOTAL RETURN*
                     AMONG CARRIZO OIL & GAS, INC., THE S&P
                        500 INDEX AND THE AMERICAN STOCK
                           EXCHANGE NATURAL RESOURCE
                                 INDUSTRY INDEX

                                                                          AMEX
               MEASUREMENT PERIOD                                       NATURAL           CARRIZO
             (FISCAL YEAR COVERED)                   S & P 500         RESOURCES         OIL & GAS
                    8/6/97                              100               100               100
                   12/31/97                             101                91                72

* $100 Invested on August 6, 1997 in Stock or Index (Including Reinvestment of Dividends).

                                   PROPOSAL 2

                 APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Board of Directors has appointed, and recommends the approval of the appointment of, Arthur Andersen LLP, who have been the Company's auditors since 1997, as independent public accountants for the fiscal year ending December 31, 1998. Representatives of Arthur Andersen LLP are expected to be present at the Annual Meeting and will be given the opportunity to make a statement, if they desire to do so, and to respond to appropriate questions.

     Unless shareholders specify otherwise in the proxy, proxies solicited by the Board of Directors will be voted by the persons named in the proxy at the Annual Meeting to ratify the selection of Arthur Andersen

LLP as the Company's auditors for 1998. The affirmative vote of a majority of the votes cast at the Annual Meeting will be required for ratification.

     THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP.

OTHER BUSINESS

     As of the date of this proxy, the Board of Directors is not informed of any other matters, other than those above, that may be brought before the meeting. The persons named in the enclosed form of proxy or their substitutes will vote with respect to any such matters in accordance with their best judgment.

SHAREHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

     Shareholders' proposals intended to be presented at the 1999 Annual Meeting must be received by the Company no later than December 22, 1998 for inclusion on the Company's proxy statement and form of proxy for that meeting. Shareholder proposals must also be otherwise eligible for inclusion.

                                            By Order of the Board of Directors

                                            /s/ FRANK A. WOJTEK

                                            Frank A. Wojtek,
                                            Secretary

Dated: April 21, 1998
Houston, Texas

======================================================================================
                             CARRIZO OIL & GAS, INC.
                 PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
   P              FOR THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD
                                  MAY 20, 1998

   R        The undersigned hereby appoints S.P. Johnson IV and Frank A. Wojtek, jointly and severally, proxies, with full power of substitution and with discretionary authority, to vote all shares of Common Stock that the
   O    undersigned is entitled to vote at the Annual Meeting of Shareholders of
        Carrizo Oil & Gas, Inc. (the "Company") to be held on Wednesday, May 20,
        1998, at the Houston Marriott Westside, 13210 Katy Freeway, Houston,
   X    Texas, at 10:00 a.m., or at any adjournment thereof, hereby revoking any proxy heretofore given.

   Y    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED
        HEREIN. IN THE ABSENCE OF SPECIFIC DIRECTIONS TO THE CONTRARY, THIS
        PROXY WILL BE VOTED FOR THE ELECTION OF EACH OF THE DIRECTORS NAMED
        BELOW AND FOR THE APPROVAL OF ARTHUR ANDERSEN LLP AS THE COMPANY'S
        ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998.

            The undersigned hereby acknowledges receipt of the Notice of, and Proxy Statement for, the aforesaid Annual Meeting.

        1. ELECTION OF DIRECTORS, NOMINEES:

        S.P. Johnson IV; Frank A. Wojtek; Steven A. Webster; Douglas A.P.
        Hamilton; Paul B. Loyd, Jr.; and Roberto Marsella as directors, except as indicated below; or

                                    [ ] FOR        [ ] WITHHELD

        For, except vote withheld from the following nominee(s):

        ------------------------------------------------------------------------


        ------------------------------------------------------------------------


        ------------------------------------------------------------------------

======================================================================================

     2. APPROVAL OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP AS THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS FOR THE FISCAL YEAR ENDING DECEMBER 31, 1998:

                 [ ] FOR        [ ] AGAINST        [ ] ABSTAIN

     3. With discretionary authority as to such other matters as may properly come before the meeting.


                                              Date:                      , 1998
                                                   ----------------------


                                              ---------------------------------
                                              (Signature)


                                              ---------------------------------
                                              (Signature)

                                              Sign exactly as name appears
                                              hereon.

                                              (Joint owners should each
                                              sign. When signing as
                                              attorney, executor, officer,
                                              administrator, trustee, or
                                              guardian, please give full
                                              title as such.)


                                              PLEASE SIGN, DATE AND RETURN
                                              THE PROXY CARD PROMPTLY,
                                              USING THE ENCLOSED ENVELOPE.